Exhibit 10.4

CRESCENT ENERGY COMPANY

2021 MANAGER INCENTIVE PLAN

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

1.01.	Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of fifty percent (50%) or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise. Notwithstanding the foregoing, (a) the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company and (b) the Operating Company shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Company or a wholly-owned subsidiary of the Company serves as the sole managing member of the Operating Company.

1.02.	Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.

1.03.	Award

“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Other Equity-Based Award, Incentive Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest, granted to a Participant pursuant to the Plan.

1.04.	Board

“Board” means the Board of Directors of the Company.

1.05.	Cash Award

“Cash Award” means an Award denominated in cash and granted under Article XII.

1.06.	Change in Control

“Change in Control” means and includes each of the following:

(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of more than fifty percent (50%) of either (i) the then outstanding Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of trustees or directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, the Manager or any of their respective Affiliates, (B) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (C) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (D) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b) Individuals who constitute Incumbent Directors at the beginning of any two (2)-consecutive-year period, together with any new Incumbent Directors who become members of the Board during such two (2)-year period, cease to be a majority of the Board at the end of such two (2)-year period.

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii) no Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company, the Manager or any of their respective Affiliates.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A, no payment will be made under that Award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Section 409A.

1.07.	Code

“Code” means the Internal Revenue Code of 1986, as amended.

1.08.	Committee

“Committee” means the Board or a committee of two or more members of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or other requirements provided in any charter of the Committee.

1.09.	Common Stock

“Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company.

1.10.	Company

“Company” means Crescent Energy Company, a Delaware corporation.

1.11.	Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.

1.12.	Corresponding SAR

“Corresponding SAR” means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.13.	Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on Common Stock with respect to a specified Restricted Stock Unit, Other Equity-Based Award, Incentive Award or Performance Award denominated in Common Stock or other Company securities, as determined by the Committee in its sole discretion. Dividend Equivalent Rights payable on a Restricted Stock Unit award, an Other Equity-Based Award, an Incentive Award or a Performance Award that does not become non-forfeitable solely on the basis of continued service shall be accumulated and distributed, without interest, only when, and to the extent that, the underlying Award is vested and earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be automatically reinvested in additional shares of Common Stock or otherwise reinvested, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award.

1.14.	Effective Date

“Effective Date” means December 6, 2021.

1.15.	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16.	Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the stock exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with Section 409A.

1.17.	Incentive Award

“Incentive Award” means an award granted under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.18.	Incumbent Director

“Incumbent Director” means (a) each individual serving on the Board as of the Effective Date during the period of such individual’s continuous service on the Board from and after the Effective Date or during any period such individual qualifies as an Incumbent Director pursuant to clause (b) of this Section 1.18 and (b) those individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the directors serving on the Board at the time of the election or nomination, as applicable. No individual designated to serve as a director by a Person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.06 and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.19.	Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant. Except as provided in Articles XV and XVIII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of a SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.20.	Manager

“Manager” means KKR Energy Asset Manager LLC, a Delaware limited liability company, the Company’s external manager, or any entity that subsequently becomes the Company’s external manager.

1.21.	Operating Company

“Operating Company” means IE OpCo LLC, a Delaware limited liability company, which is the Company’s operating company as of the Effective Date, or any entity that becomes the Company’s operating company.

1.22.	Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.23.	Other Equity-Based Award

“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Award, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests.

1.24.	Participant

“Participant” means the Manager or an Affiliate of the Manager who is selected by the Committee to receive one or more Awards.

1.25.	Performance Award

“Performance Award” means an Award granted to a Participant under Article XIII that is based upon one or more performance goals or objectives specified by the Committee. The Committee may adjust any of such performance goals or objectives as it deems equitable.

1.26.	Person

“Person” means any firm, corporation, partnership, or other entity. “Person” also includes any individual, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act. Notwithstanding the preceding sentences, the term “Person” does not include (a) the Company or any of its subsidiaries, (b) any director or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (c) any underwriter temporarily holding securities pursuant to an offering of such securities or (d) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

1.27.	Plan

“Plan” means this Crescent Energy Company 2021 Manager Incentive Plan, as amended from time to time.

1.28.	Restricted Stock

“Restricted Stock” means a share of Common Stock granted to a Participant that is subject to certain restrictions and a risk of forfeiture.

1.29.	Restricted Stock Unit

“Restricted Stock Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, shares of Common Stock or a combination thereof) on a specified settlement date equal to the value of a share of Common Stock.

1.30.	SAR

“SAR” means a stock appreciation right that, in accordance with the terms of an Agreement, entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31.	Section 409A

“Section 409A” means Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

1.32.	Stock Award

“Stock Award” means Restricted Stock or unrestricted Common Stock awarded to a Participant under Article VIII.

1.33.	Substitute Award

“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining key personnel and to provide a means whereby the Manager and the Affiliates of the Manager can acquire and maintain equity interests in the Company or the Operating Company. The Plan is intended to permit the grant of Options that do not qualify as “incentive stock options” under Section 422 of the Code, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Other Equity-Based Awards, Incentive Awards, Cash Awards, Performance Awards and Substitute Awards in accordance with the Plan and any procedures that may be established by the Committee.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan), on the transferability, forfeitability and exercisability of all or any part of an Award. The Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of the Plan.

The Committee’s determinations under the Plan (including without limitation, determinations of the eligible Persons to receive Awards, the form, amount and timing of Awards, and the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among eligible Persons who receive, or are eligible to receive, Awards, whether or not such Persons are similarly situated. The express grant in the Plan of any specific power to the Committee with respect to the administration or interpretation of the Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of the Plan. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to the Plan or any Agreement or Award. All expenses of administering the Plan shall be borne by the Company.

ARTICLE IV

ELIGIBILITY

The Manager and each Affiliate of the Manager (including a trade or business that becomes an Affiliate of the Manager after the adoption of the Plan) is eligible to participate in the Plan.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued

Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant Common Stock from its authorized but unissued Common Stock, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

5.02.	Aggregate Limit

Subject to adjustment as provided under Article XV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan is equal to a number of shares of Common Stock equal to 861,349 (the “Aggregate Limit”); provided, however, that the Aggregate Limit shall be increased on January 1 of each calendar year that occurs before the tenth (10th) anniversary of the Effective Date by 10% of the additional Common Stock issued, if any, during the immediately preceding calendar year.

5.03.	Reallocation of Shares

If any Award expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of shares of Common Stock, then any shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award (including (a) shares of Common Stock forfeited with respect to Restricted Stock and (b) shares of Common Stock withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall be available for the grant of other Awards under the Plan. If shares of Common Stock are issued in settlement of a SAR granted under the Plan, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under the Plan.

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Awards and the terms and conditions of such Awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Articles XV and XVIII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option price exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Option Status

Each Option granted under the Plan shall constitute an option that is not an “incentive stock option” under Section 422 of the Code.

6.05.	Exercise

Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.06.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Stock, by attestation of ownership of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.07.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

ARTICLE VII

SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such Awards and the terms and conditions of such Awards.

7.02.	SAR Price

The price per share of Common Stock purchased on the exercise of an SAR shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the SAR is granted. Except as provided in Articles XV and XVIII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the SAR price exceeds Fair Market Value.

7.03.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.04.	Exercise

Subject to the provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.

7.06.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to a SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Stock) is to be made and will specify the number of shares of Restricted Stock or Common Stock covered by such Stock Award and the terms and conditions of such Stock Award.

8.02.	Vesting

The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued service, the attainment of performance objectives, including objectives stated with reference to one or more performance goals or objectives, or both.

8.03.	Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A) and vote the shares of Common Stock; provided, however, that, unless otherwise specified in accordance with the applicable Agreement, dividends payable on shares of Restricted Stock subject to a Stock Award that does not become non-forfeitable solely on the basis of continued service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes non-forfeitable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (b) the Committee may postpone the distribution of dividends until and to the extent that the Stock Award becomes transferable and non-forfeitable, (c) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (d) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

RESTRICTED STOCK UNITS

9.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such Awards and the terms and conditions of such Awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.

9.02.	Terms and Conditions

The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the Award. The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued service, the attainment of performance objectives, including objectives stated with respect to one or more performance goals or objectives, or both. An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under the Plan.

9.03.	Payment or Settlement

Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of shares of Common Stock covered by the vesting Restricted Stock Units, or (c) a combination thereof, as determined by the Committee at the date of grant or thereafter.

9.04.	Stockholder Rights

A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in shares of Common Stock (to the extent applicable).

ARTICLE X

OTHER EQUITY–BASED AWARDS

10.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests covered by such Awards and the terms and conditions of such Awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the Award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued service, the attainment of performance objectives, including objectives stated with respect to one or more performance goals or objectives, or both. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of shares of Common Stock and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.	Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

ARTICLE XI

INCENTIVE AWARDS

11.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom an Incentive Award is to be made and will specify the terms and conditions of such Award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the Award.

11.03.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.04.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XII

CASH AWARDS

The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participant in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

ARTICLE XIII

PERFORMANCE AWARDS

13.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each eligible Person to whom a Performance Award is to be made and will specify the number of shares of Common Stock or other securities or property covered by such Award and the terms and conditions of such Award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Award.

13.02.	Performance Goals Generally

The Committee, on the date of the grant of a Performance Award, shall prescribe that the Performance Award will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Award, based on the satisfaction of one or more performance conditions or goals and a targeted level or levels of performance with respect to each of such conditions or goals, subject to, if applicable, continued service. The Committee may establish any such performance conditions or goals based on individual criteria or one or more business criteria for the Company, on a consolidated basis, and/or for specified Affiliates of the Company or business or geographical units of the Company, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which performance conditions or goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, in its discretion. Performance conditions or goals may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten (10) years.

13.03.	Settlement

At or following the end of the applicable performance period for a Performance Award, the Committee shall determine the amount, if any, of such Performance Award that will become vested, exercisable and/or settled. Settlement of such Performance Award shall be in shares of Common Stock or other securities or property or a combination of the foregoing, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of vesting, exercisability and/or settlement otherwise to be made in connection with such Performance Award.

13.04.	Stockholder Rights

No Participant shall, as a result of receiving an Performance Award, have any rights as a stockholder until the date that the Performance Award is settled and then only to the extent that the Performance Award is settled by the issuance of shares of Common Stock.

ARTICLE XIV

SUBSTITUTE AWARDS

Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company. Except as provided in Article XV or XVIII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

ARTICLE XV

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The Aggregate Limit and the terms of outstanding Awards granted under the Plan shall be adjusted as the Board determines is equitably required in the event that (a) the Company (i) effects one or more nonreciprocal transactions between the Company and its stockholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding Awards or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XV by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Aggregate Limit or the terms of outstanding Awards under the Plan.

ARTICLE XVI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent shares of Common Stock when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XVII

GENERAL PROVISIONS

17.01.	General

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Article XIX), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

17.02.	Effect on Service

Neither the adoption of the Plan, its operation, the grant of any Award, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any Person any right to continue in the service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the service of any Person at any time with or without assigning a reason therefor.

17.03.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

17.04.	Rules of Construction

Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All Awards are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in its individual capacity as a Participant with respect to its individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of the Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it may be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an Award granted under the Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of service and such payment obligation constitutes “deferred compensation” (as defined under Section 409A), it shall be payable only after the Participant’s “separation from service” (as defined under Section 409A); provided, however, that if the Participant is a “specified employee” (as defined under Section 409A) then, subject to any permissible acceleration of payment by the Committee under Section 409A, any such payment that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid on the first (1st) day of the seventh (7th) month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen (15) days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

17.05.	Withholding Taxes

Each Participant shall be responsible for satisfying any federal, state, local and/or foreign tax withholding obligations attributable to participation in the Plan, to the extent required under applicable law. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Section 409A, any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding obligation, the Fair Market Value of the shares of Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

17.06.	Fractional Shares

No fractional share of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional share of Common Stock or whether such fractional share of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

17.07.	Governing Law

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver shares of Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such shares of Common Stock.

17.08.	Clawback

The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

17.09.	Nontransferability

Except as otherwise determined by the Committee, an Award may not be transferred by a Participant at any time prior to becoming earned, vested and settled.

ARTICLE XVIII

CHANGE IN CONTROL

18.01.	Impact of Change in Control

In the event of a Change in Control, the Committee is authorized, in its discretion, to cause (a) all outstanding Options and SARs to become fully vested and exercisable immediately prior to such Change in Control and (b) all other outstanding Awards to become earned and non-forfeitable in their entirety upon such Change in Control.

18.02.	Assumption Upon Change in Control

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by the surviving entity resulting from a transaction described in Section 1.06 (including, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or analogous governing body) of such entity). The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and the assumed or substituted award shall have such other terms and conditions as may be prescribed by the Committee.

18.03.	Cash-Out Upon Change in Control

If an Award is not assumed or replaced with a substitute award in accordance with Section 18.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award (which, with respect to a Performance Award, unless a greater amount is otherwise provided by the Committee or an Agreement, shall be the greater of the target performance or actual performance determined at the time of the Change in Control) or (b) (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock, the price per share received by stockholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee. If the Option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 18.03 without any payment to the Participant.

ARTICLE XIX

AMENDMENT

The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards; provided further, any adjustments made pursuant to Article XV or XVIII will not be deemed to adversely impair the rights of Participants with respect to outstanding Awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the shares of Common Stock are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Article XV) or materially modify the requirements as to eligibility for participation in the Plan. For the avoidance of doubt, the Board may not (except pursuant to Article XV or XVIII) without the approval of stockholders, (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the shares of Common Stock are listed for trading.

ARTICLE XX

EFFECTIVENESS AND DURATION OF PLAN

Awards may be granted under the Plan on and after the Effective Date. No Award may be granted under the Plan on and after the tenth (10th) anniversary of the Effective Date. Awards granted before such date shall remain valid in accordance with their terms.